UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2004

CHS Inc.

(Exact name of registrant as specified in its charter)

MINNESOTA	0-50150	41-0251095

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 CENEX DRIVE, INVER GROVE HEIGHTS, MN 55077	(651) 355-6000

(Address of principal executive offices and zip code)	(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

ITEM 10(a). AMENDMENTS / WAIVERS TO THE REGISTRANT’S CODE OF ETHICS
SIGNATURES

ITEM 10(a). AMENDMENTS / WAIVERS TO THE REGISTRANT’S CODE OF ETHICS

The Company has added a provision to its existing code of ethics which requires the approval of the Board of Directors for any waiver of a violation of such code of ethics by any director or executive officer of the Company.

The Company will provide to any person, without charge, upon request, a copy of such code of ethics. A person may request a copy by writing or telephoning the Company at the following address:

CHS Inc.
Attention: Dave Kastelic
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(651) 355-6000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2004	CHS Inc.
/s/ John Schmitz
John Schmitz
Executive Vice President and Chief Financial Officer